Exhibit 99.1

[EXECUTION COPY]

MORTGAGE LOAN PURCHASE AGREEMENT

between

THORNBURG MORTGAGE HOME LOANS, INC.

as Mortgage Loan Seller

and

STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

as Purchaser

Dated as of

March 1, 2003

TABLE OF CONTENTS

SECTION 1.	Definitions	2

SECTION 2.	Purchase and Sale of the Mortgage Loans and Related Rights	7

SECTION 3.	Mortgage Loan Schedules	7

SECTION 4.	Mortgage Loan Transfer	8

SECTION 5.	Examination of Mortgage Files	8

SECTION 6.	Recordation of Assignments of Mortgage, Etc.	10

SECTION 7.	Representations and Warranties of Mortgage Loan Seller Concerning the Mortgage Loans	12

SECTION 8.	Representations and Warranties Concerning the Mortgage Loan Seller	13

SECTION 9.	Representations and Warranties Concerning the Purchaser	14

SECTION 10.	Conditions to Closing	15

SECTION 11.	Fees and Expenses	17

SECTION 12.	Accountants' Letters	18

SECTION 13.	[RESERVED]	18

SECTION 14.	Notices	18

SECTION 15.	Transfer of Mortgage Loans	18

SECTION 16.	Termination	19

SECTION 17.	Representations, Warranties and Agreements to Survive Delivery	19

SECTION 18.	Severability	19

SECTION 19.	Counterparts	19

SECTION 20.	Amendment	19

SECTION 21.	Governing Law	19

SECTION 22.	Further Assurances	20

SECTION 23.	Successors and Assigns	20

SECTION 24.	The Mortgage Loan Seller	20

SECTION 25.	Entire Agreement	20

SECTION 26.	No Partnership	20

EXHIBITS AND SCHEDULE TO
MORTGAGE LOAN PURCHASE AGREEMENT

Exhibit 1	Contents of Mortgage File
Exhibit 2	List of Servicers and Servicing Agreements
Exhibit 3	Mortgage Loan Schedule Information
Exhibit 4	Mortgage Loan Seller's Representations and Warranties Relating to the Mortgage Loans
Exhibit 5	Contents of Mortgage File for 1998-1 Mortgage Loans
Schedule A	Required Ratings for Each Class of Certificates
Schedule B	Mortgage Loan Schedule

MORTGAGE LOAN PURCHASE AGREEMENT

           MORTGAGE LOAN PURCHASE AGREEMENT, dated as of March 1, 2003 (this "Agreement"), by and between THORNBURG MORTGAGE HOME LOANS, INC., a Delaware corporation (the "Mortgage Loan Seller"), and STRUCTURED ASSET MORTGAGE INVESTMENTS INC., a Delaware corporation (the "Purchaser").

           Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain hybrid and adjustable rate, first lien mortgage loans secured by one- to four-family residential properties (collectively, the "Mortgage Loans") as described herein and as listed on Schedule B hereto (the "Mortgage Loan Schedule"). The Purchaser intends to sell the Mortgage Loans to Thornburg Mortgage Securities Trust 2003-2, a Delaware statutory trust (the "Trust") created pursuant to a trust, pooling and servicing agreement, to be dated as of March 1, 2003 (the "Trust, Pooling and Servicing Agreement"), between the Purchaser, as seller, Wells Fargo Bank Minnesota, National Association, as master servicer and securities administrator, Deutsche Bank National Trust Company, as trustee (the "Trustee"), Deutsche Bank Trust Company Delaware, as Delaware trustee, and Thornburg Mortgage Home Loans, Inc. ("Thornburg"). Pursuant to the Trust, Pooling and Servicing Agreement, the Trust will issue its Mortgage Pass-Through Certificates, Series 2003-2 (the "Certificates").

           The Purchaser has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Number 333-68542) relating to its Mortgage Pass-Through Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the "Public Offering"), as from time to time each is amended or supplemented pursuant to the Securities Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively. The "Prospectus Supplement" shall mean that supplement, dated March 31, 2003 to the Prospectus, dated November 25, 2002 relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser, Bear, Stearns & Co. Inc. ("Bear Stearns"), Lehman Brothers Inc. ("Lehman") and Greenwich Capital Markets, Inc. ("RBS GC") (Bear Stearns, Lehman and RBS GC collectively, the "Underwriters") have entered into have entered into a terms agreement dated as of March 31, 2003 to an underwriting agreement dated June 25, 1996, between the Purchaser and Bear Stearns (collectively, the "Underwriting Agreement").

           Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

          SECTION 1.  Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Trust, Pooling and Servicing Agreement. The following other terms are defined as follows:

           Acquisition Price: Cash in an amount equal to $1,060,891,769.76 (plus $3,967,480.60 in accrued interest) and the Class B-IO Certificates.

           Additional Collateral: With respect to any Additional Collateral Mortgage Loan, the marketable securities subject to a security interest pursuant to a related pledge agreement.

           Additional Collateral Mortgage Loan: Each Mortgage Loan identified as such in the Mortgage Loan Schedule and as to which Additional Collateral is then required to be provided as security therefor.

           Appraised Value: For any Mortgaged Property related to a Mortgage Loan, the amount, if any, set forth as the appraised value of such Mortgaged Property in any appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

           Bear Stearns: Bear, Stearns & Co. Inc.

           Convertible Mortgage Loan: Any Mortgage Loan which, at the option of the Mortgagor and in accordance with the terms of the related Mortgage Note, may have the related Mortgage Rate converted from an adjustable rate to a fixed rate.

           Closing Date: April 3, 2003.

           Code: The Internal Revenue Code of 1986, as amended.

           Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

           Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

           Cooperative Loan Documents: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trust with evidence of recording thereon (or in a form suitable for recordation).

           Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

           Cooperative Shares: Shares issued by a Cooperative Corporation.

           Cooperative Unit: A single-family dwelling located in a Cooperative Property.

           Cut-off Date: March 1, 2003.

           Cut-off Date Balance: $1,060,891,769.76.

           Due Date: With respect to any Mortgage Loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

           Employee Loan: Any Mortgage Loan identified as such in the Mortgage Loan Schedule, which provides for an increase in the Mortgage Rate thereof in the event of the change of employment of the Mortgagor thereunder.

           Fannie Mae: Fannie Mae (also known as the Federal National Mortgage Association) or any successor thereto.

           Freddie Mac: Freddie Mac (also known as the Federal Home Loan Mortgage Corporation) or any successor thereto.

           Lehman: Lehman Brothers Inc.

           Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

           Lost Note Affidavit: With respect to any Lost Note, an affidavit from the Mortgage Loan Seller or one of its affiliates certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Seller, the Trustee and the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note).

           Master Servicer: As of the Closing Date, Wells Fargo Bank Minnesota, National Association and, thereafter, its respective successors in interest which meet the qualifications of the Trust, Pooling and Servicing Agreement.

           MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

           MERS Mortgage Loan: Any Mortgage Loan as to which (i) the related Security Instrument or related assignment, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note, and (ii) such Mortgage Loan has been or will be registered on the MERS System.

           MERS System: The electronic registration system maintained by MERS.

           Modifiable Mortgage Loan: Any Mortgage Loan which, at the option of the Mortgagor and in accordance with the terms of the related Mortgage Note, may have the related Mortgage Rate modified to any adjustable rate or hybrid product offered at the time by the related originator.

           Moody's: Moody's Investors Service and its successors in interest.

           Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

           Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

           Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

           Mortgaged Property: Any of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) or, in the case of REO Property, such REO Property, or (z) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

           Mortgage Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate at the Cut-Off Date is equal to the "Mortgage Rate" set forth with respect thereto on the Mortgage Loan Schedule.

           Mortgagor: The obligor on a Mortgage Note.

           Net Mortgage Rate: With respect to each Mortgage Loan, the Mortgage Rate in effect from time to time less the Aggregate Expense Rate.

           Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

           Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Mortgage Loan Seller, the Master Servicer or the Purchaser.

           Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Purchaser.

           Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

           Rating Agency: Each of S&P and Moody's.

           Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

           Repurchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Mortgage Loan Seller or TMI pursuant to this Agreement or Article II of the Trust, Pooling and Servicing Agreement, as applicable, an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Rate, through and including the last day of the month of repurchase, (iii) any premiums due the insurer under any Primary Mortgage Insurance Policy, and reduced by (iv) any portion of any Servicing Fee or the Master Servicing Fee, Monthly Advances and advances payable to the purchaser of the Mortgage Loan.

           Retained Interest: Interest in respect of each Employee Loan, retained by the Retained Interest Holder at the Retained Interest Rate.

           Retained Interest Holder: With respect to each Employee Loan, the Mortgage Loan Seller or any successor in interest by assignment or otherwise.

           Retained Interest Rate: As of the Cut-off Date, and for each Due Period thereafter, 0.00% per annum; provided, however, if the related Mortgagor of the Employee Loan ceases to be an employee or a director of Thornburg or its Affiliates, the amount of the increase in the per annum rate set forth in the related Mortgage Note.

           S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successor in interest.

           Securities Act: The Securities Act of 1933, as amended.

           Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

           Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

           Servicing Agreements: The servicing agreements relating to the Mortgage Loans as set forth in Exhibit 2 hereto (including that of the Sub-Master Servicer), servicing arrangements for any Mortgage Loans under the Mortgage Loan Seller's Correspondents Sellers Guide, and any other servicing agreement entered into between a successor servicer and the Mortgage Loan Seller or the Trustee on behalf of the Trust pursuant to the terms of the Trust, Pooling and Servicing Agreement.

           Substitute Mortgage Loan: A mortgage loan tendered to the Trustee on behalf of the Trust pursuant to this Agreement, the related Servicing Agreement or Section 2.04 of the Trust, Pooling and Servicing Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Rate and Net Mortgage Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted, (viii) is not a Cooperative Loan unless such Mortgage Loan was a Cooperative Loan; (ix) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan; and (x) is a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; provided, however, that no mortgage loan will be eligible to become a Substitute Mortgage Loan if its inclusion in the Trust would be in violation of the provisions of Section 2.04 hereof.

           UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

           SECTION 2.  Purchase and Sale of the Mortgage Loans and Related Rights.

           (a)  Upon satisfaction of the conditions set forth in Section 10 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans with the Cut-off Date Balance in exchange for the Acquisition Price.

           (b)  The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Mortgage Loan Seller's counsel in New York, New York or such other place as the parties shall agree.

           (c) Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the cash portion of the Acquisition Price for the Mortgage Loans in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller and shall deliver the Class B-IO Certificates to the Mortgage Loan Seller in physical form, whereupon the Mortgage Loans (but excluding any Retained Interest on a Mortgage Loan) shall become the sole property of the Purchaser.

           (d) In addition to the foregoing, effective on the Closing Date, the Mortgage Loan Seller assigns to the Purchaser the following other assets relating to the Mortgage Loans: (i) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers in each Servicer Account and the Master Servicer in the Master Servicer Collection Account (but, in each case, excluding all investment earnings thereon), (ii) any REO Property, (iii) related Insurance Policies (including the MLCC Limited Purpose Surety Bond) and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (iv) the rights of the Mortgage Loan Seller with respect to each of the Servicing Agreements (noting that the Mortgage Loan Seller has also retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies), (v) with respect to Additional Collateral Mortgage Loans (a) its rights as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Additional Collateral Mortgage Loan, (b) its security interest in and to any Additional Collateral, and (c) its right to receive payments in respect of any Additional Collateral Mortgage Loan pursuant to the related Servicing Agreement, (vi) any proceeds of the foregoing.

           SECTION 3. Mortgage Loan Schedules. The Mortgage Loan Seller agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Mortgage Loans (the "Preliminary Mortgage Loan Schedule") setting forth the information listed on Exhibit 3 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller. If there are changes to the Preliminary Mortgage Loan Schedule, the Mortgage Loan Seller shall provide to the Purchaser as of the Closing Date a final schedule (the "Final Mortgage Loan Schedule") setting forth the information listed on Exhibit 3 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to this Agreement as Schedule B. If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

           SECTION 4. Mortgage Loan Transfer.

           (a) The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof other than scheduled principal and interest received after the Cut-off Date. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof other than scheduled principal and interest on the Mortgage Loans received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Mortgage Loan Schedule.

           (b) Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Trust, Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans and the other assets set forth in Section 2(d) hereof, to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a "Mortgage File Delivery Date"), the items of each Mortgage File. The Mortgage Loan Seller shall take, or cause the applicable Servicer to take, all actions specified in Section 2.01(c) of the Trust, Pooling and Servicing Agreement in the manner specified therein.

           (c) The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing (including the rights of the Mortgage Loan Seller under the Servicing Agreements) will ultimately be assigned to the Trust or Trustee, on behalf of the Trust, for the benefit of the Certificateholders, on the date hereof.

SECTION 5. Examination of Mortgage Files.

           (a) On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller's custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller's compliance with the delivery and recordation requirements of this Agreement and the Trust, Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, the Underwriters and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, the Underwriters and to such investors or prospective investors (which may be at the offices of the Mortgage Loan Seller and/or the Mortgage Loan Seller's custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, the Underwriters and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, the Underwriters and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

           (b) Pursuant to the Trust, Pooling and Servicing Agreement, on the Closing Date the Trustee, for the benefit of the Trust and the Certificateholders, will review certain items of the Mortgage Files and will deliver to the Mortgage Loan Seller a certification in the form attached as Exhibit C-1 to the Trust, Pooling and Servicing Agreement.

           (c) Pursuant to the Trust, Pooling and Servicing Agreement, the Trustee will review the Mortgage Files within 90 and again within 180 days of the Closing Date and will deliver to the Mortgage Loan Seller and the Master Servicer an interim and a final certification, respectively, substantially in the forms of Exhibits C-2 and C-3, as applicable, to the Trust, Pooling, and Servicing Agreement. If the Trustee is unable to deliver a certification with respect to the items listed in Exhibit 1 due to any document that is missing, has not been executed or appears to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit 1 or appears to be defective on its face, upon notification by the Trustee or the Custodian as its agent, the Mortgage Loan Seller shall correct or cure any such defect within 90 days from the date of notice from the Trustee (or the Custodian) of the defect or, in the case of a defect in connection with a final certification of the Trustee, shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of the Trust or the Certificateholders in such Mortgage Loan. If the Mortgage Loan Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Trust or the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Trust, Pooling and Servicing Agreement, within 90 days of notice, purchase the related Mortgage Loan at the Repurchase Price and in accordance with Section 2.02(c) of the Trust, Pooling and Servicing Agreement. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, an Officer's Certificate confirming that such documents have been accepted for recording, and delivery to the Trustee (or the Custodian, as its agent) shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

           (d) In lieu of purchasing a Mortgage Loan pursuant to Section 5(c) hereof, the Mortgage Loan Seller may deliver a Substitute Mortgage Loan in accordance with Section 2.04 of the Trust, Pooling and Servicing Agreement, including delivery of the cash specified therein; provided, however, that delivery of a Substitute Mortgage Loan in lieu of a purchase pursuant to Section 5(c) hereof and Section 2.02 of the Trust, Pooling and Servicing Agreement, shall not be permitted after the two-year period beginning with the Start-up Day, or to the extent otherwise prohibited pursuant to Section 2.04 of the Trust, Pooling and Servicing Agreement. At the time of any substitution, the Mortgage Loan Seller shall, in accordance with the provisions of Section 2.04 of the Trust, Pooling and Servicing Agreement, deliver or cause to be delivered the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Trust, Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall, in accordance with the provisions of Section 2.04 of the Trust, Pooling and Servicing Agreement, (i) assign to the Mortgage Loan Seller and cause the Trustee to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Trustee relating to the repurchased or substituted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller title to such repurchased or substituted Mortgage Loan.

           SECTION 6. Recordation of Assignments of Mortgage, Etc..

           (a) The Mortgage Loan Seller will, with respect to each Non-MERS Mortgage Loan (other than a Cooperative Loan), promptly after the Closing Date at its expense, cause each Mortgage and each assignment of Mortgage from the Mortgage Loan Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Mortgage Loan Seller need not cause to be recorded any assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Mortgage Loan Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage with respect to a Non-MERS Mortgage Loan (other than a Cooperative Loan) shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Trust or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust, (ii) the occurrence of a bankruptcy or insolvency relating to the Mortgage Loan Seller or the Purchaser, or (iii) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

           While each such Mortgage or assignment is being recorded, if necessary, the Mortgage Loan Seller shall leave or cause to be left with the Trustee a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not received an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a material defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller.

           With respect to each Cooperative Loan, the Mortgage Loan Seller will take, or cause the applicable Servicer to take, at the expense of the Mortgage Loan Seller and with the cooperation of the Purchaser, the Trustee and the Master Servicer, such actions as are necessary under applicable law in order to perfect the interest of the Trust in the related Mortgaged Property.

           With respect to each MERS Mortgage Loan, the Mortgage Loan Seller will take, or cause the applicable Servicer to take, at the expense of the Mortgage Loan Seller and at the direction and with the cooperation of the Purchaser, the Trustee and the Master Servicer, such actions as are necessary to cause the Trust to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

           In addition, in instances where a title insurance policy is required to be delivered to the Trustee, as specified in Exhibit 1 hereto, and is not so delivered, the Mortgage Loan Seller will provide a copy of such title insurance policy to the Trustee, or to the Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

           For Mortgage loans (if any) that have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, shall comply with Section 2.01(e) of the Trust, Pooling and Servicing Agreement.

           (b) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of the Mortgage Loan Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Trust, Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Trust, Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Trust, Pooling and Servicing Agreement.

          SECTION 7. Representations and Warranties of Mortgage Loan Seller Concerning the Mortgage Loans. The Mortgage Loan Seller hereby makes the representations and warranties set forth in Exhibit 4 hereto applicable to the Mortgage Loans, as of the Closing Date or, if applicable, such other date as may be specified therein.

           Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in Exhibit 4 hereto which materially and adversely affects the value of the interests of the Purchaser, the Trust, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in Exhibit 4 hereto, within 90 days from earliest of the date of receipt of notice or discovery by the Mortgage Loan Seller of such breach, the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Repurchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Mortgage Loan in exchange for such Mortgage Loan in the case of clauses (ii) and (iii), in accordance with Section 5(c) or 5(d) hereof, as applicable. The obligations of the Mortgage Loan Seller to cure, purchase or substitute a qualifying Substitute Mortgage Loan shall constitute the Purchaser's, the Trust's, the Trustee's and the Certificateholders' sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 14 hereof.

           Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

           Notwithstanding whether any representation or warranty made by the Mortgage Loan Seller in Exhibit 4 hereof is made only to the best of the Mortgage Loan Seller's knowledge, the Mortgage Loan Seller shall be obligated under this Section 7 to repurchase any Mortgage Loan with respect to which such representation or warranty was untrue as of the Cut-off Date, the Closing Date, or otherwise, as applicable, irrespective of the Mortgage Loan Seller's lack of knowledge thereof.

          SECTION 8. Representations and Warranties Concerning the Mortgage Loan Seller. As of the date hereof and as of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

           (a) the Mortgage Loan Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller's business as presently conducted or on the Mortgage Loan Sellers ability to enter into this Agreement and to consummate the transactions contemplated hereby;

           (b) the Mortgage Loan Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

           (c) the execution and delivery by the Mortgage Loan Seller of this Agreement have been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

           (d) the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

           (e) this Agreement has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

           (f) there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller will be determined adversely to the Mortgage Loan Seller and will if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller's ability to perform its obligations under this Agreement; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

          SECTION 9. Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

           (a) the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

           (b) the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

           (c) the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

           (d) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

           (e) this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

           (f) there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

           SECTION 10. Conditions to Closing.

           (a) The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                (1) Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Trust, Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

                (2) The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

(i) The Final Mortgage Loan Schedule containing the information set forth on Exhibit 3 hereto to be attached to this Agreement as Schedule B and to the Trust, Pooling and Servicing Agreement as Exhibit B;

(ii) The Trust, Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(iii) A certificate of an officer of the Mortgage Loan Seller, dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Mortgage Loan Sellers authorizing the transactions contemplated by this Agreement, together with copies of the charter and by-laws of the Mortgage Loan Seller;

(iv) One or more opinions of counsel from the Mortgage Loan Seller's counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and the Rating Agencies;

(v) Letters from one or more acceptable certified public accounting firms shall have been received by the Mortgage Loan Seller, regarding the matters set forth in Section 12 hereto;

(vi) A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A the rating set forth on Schedule A; and

(vii) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each of the Rating Agencies for the Certificates.

                (3) The Certificates to be sold to the Underwriters pursuant to the Underwriting Agreement shall have been issued and sold to the Underwriters.

                (4) The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

           (b) The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                (1) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

                (2) The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

(i) The Trust, Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, and all documents required thereby duly executed by all signatories;

(ii) A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement and the Trust, Pooling and Servicing Agreement, together with copies of the Purchaser's articles of incorporation, and evidence as to the good standing of the Purchaser dated as of a recent date;

(iii) One or more opinions of counsel from the Purchaser's counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller; and

(iv) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each of the Rating Agencies for the Certificates.

           SECTION 11. Fees and Expenses. Subject to Section 17 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller's attorneys and the reasonable fees and expenses of the Purchaser's attorneys, (ii) the fees and expenses of Deloitte & Touche LLP and the fees and expenses of all other certified public accounting firms providing letters regarding information contained in the Prospectus, (iii) the fee for the use of Purchaser's Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel's fees and expenses in connection with any "blue sky" and legal investment matters, (v) the fees and expenses of the Trustee (and the Delaware Trustee) which shall include without limitation all related fees and expenses (and the fees and disbursements of their counsels) with respect to (A) legal and document review of this Agreement, the Trust, Pooling and Servicing Agreement, the Servicing Agreements, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee, (vi) the fees and expenses of the Master Servicer and Securities Administrator which shall include without limitation all related fees and expenses (and the fees and disbursements of its counsel) with respect to legal and document review of this Agreement, the Trust, Pooling and Servicing Agreement, the Servicing Agreements, the Certificates and related agreements, (vii) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (viii) the fees and expenses of each of the Rating Agencies (both initial and ongoing), (ix) the fees and expenses relating to the preparation and recordation of mortgage assignments, if required, (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (x) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by the Underwriters in connection with the sale of the Certificates. The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

           SECTION 12. Accountants' Letters.

           (a) It is a condition to closing that Deloitte & Touche LLP shall have reviewed the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and compared those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions "Summary of Terms--The Mortgage Pool" and "Description of the Mortgage Loans" and in the numerical information contained in Appendix I and Schedule A thereto and confirmed certain calculations set forth under the captions "Yield and Prepayment Considerations" in the Prospectus Supplement. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the captions "Yield and Prepayment Considerations" in the Prospectus Supplement.

           (b) To the extent statistical information with respect to any Servicer's servicing portfolio is included in the Prospectus Supplement under the caption "The Master Servicer and the Servicers," the Mortgage Loan Seller will cause a letter from the certified public accountant for each such Servicer to be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

           SECTION 13. [RESERVED]

           SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to Thornburg Mortgage Home Loans, Inc., 150 Washington Avenue, Suite 302, Santa Fe, New Mexico, 87501, Attention: Deborah Burns, Vice President—Mortgage Loan Securitization, and notices to the Purchaser shall be directed to Structured Asset Mortgage Investments Inc., 383 Madison Avenue, 11th Floor, New York, New York 10179, (Telecopy: (212-272-5591)), Attention: Vice President-Servicing; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

           SECTION 15. Transfer of Mortgage Loans. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trust, or the Trustee on behalf of the Trust, without the consent of the Mortgage Loan Seller, and, upon such assignment, the Trust, or the Trustee on its behalf, shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trust, the Trustee or any Certificateholder with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

          SECTION 16. Termination. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser's obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller's obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

          SECTION 17. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trust, or the Trustee on its behalf). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller's representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Substitute Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the Closing.

          SECTION 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

          SECTION 19. Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

           SECTION 20. Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

           SECTION 21. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

           SECTION 22. Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by each of the Rating Agencies.

           SECTION 23. Successors and Assigns.

           This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and their directors, officers and controlling persons (within the meaning of federal securities laws). The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller's representations and warranties respecting the Mortgage Loans) to the Trust, or the Trustee on its behalf. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the "successor" of the Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

           SECTION 24. The Mortgage Loan Seller. The Mortgage Loan Seller will keep in full effect all rights as are necessary to perform its obligations under this Agreement.

           SECTION 25. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

           SECTION 26. No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

THORNBURG MORTGAGE HOME LOANS,
INC., as Mortgage Loan
Seller

By: /s/ Deborah J. Burns
Name: Deborah J. Burns
Title: Vice President

STRUCTURED ASSET MORTGAGE
INVESTMENTS INC., as Purchaser

By:/s/ Baron Silverstein
Name: Baron Silverstein
Title: Vice President

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

           With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, except that, in the case of the 1998-1 Mortgage Loans, each Mortgage File shall include those items listed on Exhibit 5 hereto, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement.

1.	with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in blank or in substantially the following form: "pay to the order of Deutsche Bank National Trust Company, as Trustee for Thornburg Mortgage Home Loan Trust 2003-2, without recourse" (in each case, with all necessary intervening endorsements as applicable), or Lost Note Affidavit in lieu thereof;

2.	the original of any guarantee, security agreement or pledge agreement relating to any Additional Collateral, if applicable, and executed in connection with the Mortgage Note, assigned to the Trustee on behalf of the Trust;

3.	with respect to each Mortgage Loan (other than a Cooperative Loan), the original recorded Security Instrument with evidence of recording indicated thereon and the original recorded power of attorney, if the Security Instrument was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Security Instrument or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Security Instrument or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording. If, in connection with any Mortgage Loan, the Mortgage Loan Seller cannot deliver the Security Instrument with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Security Instrument has been delivered for recordation or because such Security Instrument has been lost, the Mortgage Loan Seller shall deliver or cause to be delivered to the Trustee (or its Custodian) on behalf of the Trust, in the case of a delay due to recording, a true copy of such Security Instrument, pending delivery of the original thereof, together with an Officer's Certificate of the Mortgage Loan Seller certifying that the copy of such Security Instrument delivered to the Trustee (or its Custodian) is a true copy and that the original of such Security Instrument has been forwarded to the public recording office, or, in the case of a Security Instrument that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Seller that an original recorded Security Instrument is not required to enforce the Trustee's interest in the Mortgage Loan;

4.	the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Mortgage Loan Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) on behalf of the Trust is a true copy and that the original of such agreement has been forwarded to the public recording office;

5.	with respect to each Non-MERS Mortgage Loan (other than a Cooperative Loan), the original assignment of mortgage for each Mortgage Loan;

6.	if applicable, such original intervening assignments of the Security Instrument, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans;

7.	original Primary Mortgage Insurance Policy, if any, or certificate, if private mortgage guaranty insurance is required;

8.	with respect to each Mortgage Loan (other than a Cooperative Loan), the original mortgagee title insurance policy or attorney's opinion of title and abstract of title;

9.	the original of any security agreement, chattel mortgage or equivalent executed in connection with the Security Instrument or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Mortgage Loan Seller certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Trustee (or its custodian) on behalf of the Trust is a true copy and that the original of such document has been forwarded to the public recording office; and

10.	with respect to any Cooperative Loan, the Cooperative Loan Documents.

EXHIBIT 2

LIST OF SERVICERS AND SERVICING AGREEMENTS

Primary Servicers

1.	Amended and Restated Correspondent Loan Purchase Agreement, dated as of March 25, 2002, between Thornburg Mortgage Home Loans, Inc. ("Thornburg") and First Republic Bank ("First Republic"), including the related Transfer Notice, dated as of March 26, from Thornburg to First Republic.

2.	Amended and Restated Correspondent Loan Purchase Agreement, dated as of March 25, 2002, between Thornburg and Lighthouse Community Bank ("Lighthouse"), including the related Transfer Notice, dated as of March 26, 2003, from Thornburg to Lighthouse.

3.	Amended and Restated Correspondent Loan Purchase Agreement, dated as of March 21, 2002, between Thornburg and Colonial Savings, F.A. ("Colonial"), including the related Transfer Notice, dated as of March 26, 2003, from Thornburg to Colonial.

4.	(a) Servicing Agreement, dated as of March 1, 2002, between Thornburg Mortgage Home Loans, Inc. ("Thornburg"), as seller and servicer, and Wells Fargo Bank Minnesota, National Association, as master servicer ("Wells Fargo"), (b) Amendment to Servicing Agreement, dated as of December 1, 2002, between Thornburg, as seller and servicer, and Wells Fargo, as master servicer, (c) the Subservicing Acknowledgement Agreement, dated as of March 1, 2002, between Thornburg, as servicer, and Cenlar FSB, as sub-servicer ("Cenlar"), and (d) the Amendment to Sub-Servicing Acknowledgment Agreement, dated as of December 1, 2002, between Thornburg, as servicer, and Cenlar FSB, as sub-servicer, including the related Transfer Notice, dated as of March 26, 2003, from Thornburg, as seller, to Thornburg, as servicer, and Cenlar FSB, as sub-servicer.

5.	(a) Mortgage Flow Purchase, Sale & Servicing Agreement, dated as of December 23, 2002, by and among Thornburg Mortgage Home Loans, Inc., Bishop's Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) and Cendant Mortgage Corporation and (b) Assignment, Assumption and Recognition Agreement, dated of March 1, 2003, by and among Thornburg Mortgage Securities Trust 2003-2, as assignee, Thornburg Mortgage Home Loans, Inc., as assignor, Bishop's Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust), as a seller, and Cendant Mortgage Corporation, as servicer and a seller, and acknowledged by Wells Fargo Bank Minnesota, National Association, as master servicer, and Deutsche Bank National Trust Company, as trustee.

6.	(a) Master Servicing Agreement, dated as of May 1, 2001, between Thornburg Mortgage Home Loans, Inc. and Morgan Stanley Dean Witter Credit Corporation and (b) Amendment to Master Servicing Agreement, dated January 22, 2003, between Thornburg Mortgage Home Loans, Inc. and Morgan Stanley Dean Witter Credit Corporation, as reconstituted pursuant to a Reconstituted Servicing Agreement, dated as of April 3, 2003, by and among Thornburg Mortgage Home Loans, Inc., as seller, and Morgan Stanley Dean Witter Credit Corporation, as servicer, and acknowledged by Wells Fargo Bank Minnesota, National Association, as master servicer, and Deutsche Bank National Trust Company, as trustee.

7.	Master Servicing Agreement, dated as of February 1, 2003, between Thornburg Mortgage Home Loans, Inc. and as reconstituted pursuant to a Reconstituted Servicing Agreement, dated as of April 3, 2003, by and among Thornburg Mortgage Home Loans, Inc., as seller, and Wells Fargo Home Mortgage, Inc., as servicer, and acknowledged by Wells Fargo Bank Minnesota, National Association, as master servicer, and Deutsche Bank National Trust Company, as trustee.

Primary Servicers under Sub-Master Servicer

1.	Amended and Restated Master Mortgage Loan Purchase Agreement, dated as of June 1, 1997, by and between Thornburg Mortgage Asset Corporation and Merrill Lynch Credit Corporation, including the related Transfer Notice, dated as of March 27, 2003, from Thornburg Mortgage Home Loans, Inc. to Cendant Mortgage Corporation.

2.	(a) Seller's Warranties and Servicing Agreement, dated as of October 28, 1996 between Goldman Sachs Mortgage Company, predecessor in interest to Thornburg Mortgage Asset Corporation, and First Nationwide Mortgage Corporation ("First Nationwide") and (b) Amendment to Seller's Warranties and Servicing Agreement between First Nationwide and Thornburg Mortgage Asset Corporation, dated as of December 1, 1998, including the related Transfer Notice, dated as of March 27, 2003, from Thornburg Mortgage Home Loans, Inc. to First Nationwide.

3.	(a) Asset Purchase Agreement, dated March 24, 1998, by and between NationsBank N.A., as successor to NationsBank of Virginia, N.A., not in its individual capacity but solely as Trustee for Ryland Mortgage Securities Corporation, Mortgage Participation Securities 1993-8, and Fleet Mortgage Group, Inc., and Thornburg Mortgage Asset Corporation and (b) Amendment to Asset Purchase Agreement and Servicing Agreement between Fleet Mortgage Group, Inc. and Thornburg Mortgage Asset Corporation, dated as of December 1, 1998, including the related Transfer Notice, dated as of March 27, 2003, from Thornburg Mortgage Home Loans, Inc. to Washington Mutual Home Loans.

4.	(a) Flow Warranties and Servicing Agreement, dated as of January 2, 1998, by and between Republic Bank and Thornburg Mortgage Asset Corporation and (b) Amendment to Flow Warranties and Servicing Agreement between Republic Bank and Thornburg Mortgage Asset Corporation, dated as of December 1, 1998, including the related Transfer Notice, dated as of March 27, 2003, from Thornburg Mortgage Home Loans, Inc. to Republic Bank.

5.	(a) Mortgage Loan Sale, Warranties and Servicing Agreement, dated as of February 1, 1998, by and between Boston Safe Deposit and Trust Company and Thornburg Mortgage Asset Corporation and (b) Amendment to Mortgage Loan Sale, Warranties and Servicing Agreement , between Boston Safe Deposit and Trust Company and Thornburg Mortgage Asset Corporation, dated December 18, 1998, including the related Transfer Notice, dated as of March 27, 2003, from Thornburg Mortgage Home Loans, Inc. to Dovenmuehle.

6.	(a) Seller's Warranties and Servicing Agreement, dated as of November 1, 1997, by and between Morgan Stanley Mortgage Capital, Inc., predecessor in interest to Thornburg Mortgage Asset Corporation, and BankUnited, FSB and (b) Amendment to Seller's Warranties and Servicing Agreement between BankUnited FSB and Thornburg Mortgage Asset Corporation, dated as of December 1, 1998, including the related Transfer Notice, dated as of March 27, 2003, from Thornburg Mortgage Home Loans, Inc. to BankUnited, FSB.

Sub-Master Servicer

1.	Submaster Servicing Agreement, dated as of March 1, 2003, by and between Wells Fargo Bank Minnesota, National Association, not in its individual capacity but solely as master servicer, and Washington Mutual Mortgage Securities Corp., and acknowledged by Thornburg Mortgage Securities Trust 2003-2, Deutsche Bank National Trust Company, as trustee , and Thornburg Mortgage Home Loans, Inc. ("Thornburg").

EXHIBIT 3
MORTGAGE LOAN SCHEDULE INFORMATION

          The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(i)	the loan number;

(ii)	the Mortgagor's name;

(iii)	the street address (including city, state and zip code) of the Mortgaged Property;

(iv)	identify type of Mortgage Loan, e.g. or conventional or non-conventional

(v)	the property type;

(vi)	the Mortgage Interest Rate;

(vii)	the name of the Primary Servicer

(viii)	the related Servicing Fee Rate and, in the case of a Primary Mortgage Loan sub-master serviced by the Sub-Master Servicer, the Servicing Fee Rate of the Sub-Master Servicer;

(ix)	origination date;

(x)	[Reserved];

(xi)	the original term;

(xii)	the maturity date;

(xiii)	the stated remaining term to maturity;

(xiv)	the original principal balance;

(xv)	the first payment date;

(xvi)	the principal and interest payment in effect as of the Cut-off Date;

(xvii)	the Scheduled Principal Balance as of the Cut-off Date;

(xviii)	the Loan-to-Value Ratio;

(xix)	paid-through date;

(xx)	the amount of the Scheduled Payment;

(xxi)	[Reserved];

(xxii)	a code indicating whether the Mortgage Loan is negatively amortizing;

(xxiii)	the Index, if applicable;

(xxiv)	the next Interest Rate Adjustment Date, if applicable;

(xxv)	the Gross Margin, if applicable;

(xxvi)	the minimum and maximum Mortgage Interest Rate, if applicable;

(xxvii)	the periodic rate cap, if applicable;

(xxviii)	[Reserved];

(xxix)	whether the Mortgage Loan is a MERS Mortgage Loan;

(xxx)	whether the Mortgage Loan is a hybrid Mortgage Loan;

(xxxi)	whether the Mortgage Loan is a Convertible Mortgage Loan or a Modifiable Mortgage Loan;

(xxxii)	the Originator of the Mortgage Loan;

(xxxiii)	the occupancy status;

(xxxiv)	whether the Mortgage Loan has any Primary Mortgage Insurance;

(xxxv)	the interest rate adjustment frequency, if applicable;

(xxxvi)	the payment adjustment frequency;

(xxxvii)	a code indicating if the Mortgage Loan has a balloon payment;

Such schedule also shall set forth for all of the Mortgage Loans and for all the Mortgage Loans being sold, the total number of Mortgage Loans, the total of each of the amounts described under (xiv) and (xvii) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (vi), (viii) and (x) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

EXHIBIT 4

MORTGAGE LOAN SELLER'S REPRESENTATIONS AND
WARRANTIES RELATING TO
THE MORTGAGE LOANS

           The Mortgage Loan Seller hereby represents and warrants to, and covenants with, the Purchaser that, as to each Mortgage Loan, as of the Cut-off Date or such other date specifically set forth herein, and with respect to representation (i) listed below, as of the Closing Date:

(i)	(a) The information set forth in the Final Mortgage Loan Schedule is complete, true and correct in all material respects and (b) the Mortgage File with respect to each Mortgage Loan has been delivered to the Trustee or its designee and each Mortgage File contains the documents required to be contained therein.

(ii)	As of the cut-off date, none of the Mortgage Loans were 30 or more days delinquent. The Mortgage Loan Seller has not advanced funds to, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

(iii)	To the best of the Mortgage Loan Seller's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property.

(iv)	The terms of the Mortgage Note and the Mortgage (including with respect to provisions relating to any Additional Collateral (if applicable)) have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of the Trust, and which are included in the Mortgage File, the substance of which waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and is reflected on the Mortgage Loan Schedule. Except for any modification agreement or similar document contained in the Mortgage File permitting a borrower to modify his loan, no instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File.

(v)	The Mortgage Note and the Mortgage (including with respect to provisions relating to any Additional Collateral (if applicable)) are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and to the Mortgage Loan Seller's knowledge no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(vi)	All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the Master Servicer or the applicable Servicer, their successors and assigns as mortgagee and to the Mortgage Loan Seller's knowledge all premiums thereon have been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae or Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

(vii)	Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan and the Additional Collateral Mortgage Loans have been complied with in all material respects. None of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) classified and/or defined as a "high cost", "covered", or "predatory" loan under any other state, federal or local law or regulation or ordinance, including, but not limited to, the States of Georgia or North Carolina, or the City of New York.

(viii)	The Mortgage has not been satisfied, canceled or subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage except for a release that does not materially impair the security of the Mortgage Loan or is reflected in the loan-to-value ratio, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission unless payoff funds have been deposited in the custodial account at closing.

(ix)	The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Mortgage Loan Seller has full right to sell and assign the same to the Purchaser.

(x)	The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other laws relating to the rights of creditors.

(xi)	All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

(xii)	The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(xiii)	The Mortgage Loan Seller has acquired its ownership of each Mortgage Loan in good faith without notice of any adverse claim, and as of the Closing Date, the Mortgage Note and the Mortgage are not assigned or pledged, and immediately prior to the sale of the Mortgage Loan to the Purchaser, the Mortgage Loan Seller was the sole owner thereof and with full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and with full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement.

(xiv)	To the Mortgage Loan Seller's best knowledge, the Mortgage Loan Seller or, if the Mortgage Loan was not originated by the Mortgage Loan Seller, the originator is or was (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) federal savings and loan associations or national banks or subsidiaries having preemptive authority under federal law or under applicable state law to engage in business in such state without qualification, or (iv) not doing business in such state.

(xv)	The Mortgage Loan is covered by an ALTA lender's title insurance policy acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (ix)(A) through (C) above) the originator or the Mortgage Loan Seller, their respective successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Mortgage Loan Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Mortgage Loan Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

(xvi)	There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Mortgage Loan Seller has not waived any default, breach, violation or event of acceleration.

(xvii)	To the best of the Mortgage Loan Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or on parity with, the lien of the related Mortgage.

(xviii)	To the Mortgage Loan Seller's best knowledge, all improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

(xix)	The Mortgage Loan was originated by the Mortgage Loan Seller or a subsidiary of the Mortgage Loan Seller or was purchased by the Mortgage Loan Seller from a third party, each of which was, at the time of origination, (A) a Fannie Mae-approved or Freddie Mac-approved seller/servicer and (B) a U.S. Department of Housing and Urban Development approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority. Each Mortgage Note has a Mortgage Interest Rate that adjusts periodically (not always in correlation to the index calculation term), based on the One-month LIBOR, Six-month LIBOR, One-year LIBOR, the Six-Month U.S. Treasury Index, the One-year U.S. Treasury Index or Three-year U.S. Treasury Index (as each is defined in the Prospectus Supplement) index, except that some Mortgage Loans first adjust after an initial period of two, three, five, seven or ten years following origination.

(xx)	The origination practices used by the Mortgage Loan Seller or the originator of the loan and the collection practices used by the Master Servicer or the applicable Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, the applicable Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

(xxi)	At the time of origination of the Mortgage Loan the Mortgaged Property was free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof.

(xxii)	The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

(xxiii)	The Mortgage Loan was underwritten generally in accordance with the Mortgage Loan Seller's underwriting standards in effect at the time the Mortgage Loan was originated or, if the Mortgage Loan Seller was not the originator, the originator's underwriting standards in effect at the time.

(xxiv)	The mortgage file in possession of the related Servicer contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator of the Mortgage Loan, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.

(xxv)	In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Depositor to the trustee under the deed of trust, except, in connection with a trustee's sale after default by the Mortgagor.

(xxvi)	No Mortgage Loan (A) contains provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Mortgage Loan Seller, the Mortgagor, or anyone on behalf of the Mortgagor or paid by any source other than the Mortgagor or (B) contains any provision permitting a temporary "buydown" of the related Mortgage Interest Rate. No Mortgage Loan was a graduated payment mortgage loan as of the date of its origination. No Mortgage Loan has a shared appreciation or other contingent interest feature.

(xxvii)	No Mortgage Loan has a Loan-To-Value Ratio in excess of 100%. The portion of the unpaid principal balance of each Mortgage Loan which is in excess of 80% of the Loan-to-Value Ratio either (a) has Additional Collateral or (2) is and will be insured as to payment defaults under a primary mortgage insurance policy issued by primary mortgage insurer licensed to do business in the state in which the Mortgaged Property is located and acceptable to Fannie Mae or Freddie Mac as of the Closing Date, so as to reduce the Mortgagee's exposure in accordance with the standards of Fannie Mae or Freddie Mac and applicable law. All provisions of such primary mortgage insurance policy have been and are being complied with; such policy is valid and in full force and effect and all premiums due thereunder have been paid.

(xxviii)	Except for any Additional Collateral Mortgage Loans, the Mortgage Note is not and has not been secured by any collateral, pledged account, or other security except the lien of the Mortgage, and the security interest of any applicable security agreement or chattel mortgage referred to above.

(xxix)	[Reserved]

(xxx)	The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, had been made or obtained from the appropriate authorities.

(xxxi)	No defense against coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) exists arising out of actions, representations, errors, omissions, negligence, or fraud of the Mortgage Loan Seller, and the Mortgage Loan Seller is not aware of any fact that could reasonably lead the Mortgage Loan Seller to believe that any such defense exists arising out of the actions, representations, errors, omissions, negligence or fraud of the related Mortgagor or any party involved in the application for such coverage.

(xxxii)	Each assignment of Mortgage is in recordable form, is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located and includes all applicable recording information, except where the related original Mortgage has been delivered for recording to the appropriate public recording office but has not yet been returned to the Mortgage Loan Seller.

(xxxiii)	If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac eligibility requirements.

(xxxiv)	Each Mortgage is a "qualified mortgage" for purposes of the REMIC provisions of the Code.

(xxxv)	To the Mortgage Loan Seller's best knowledge, no fraud was committed by the originator of the Mortgage Loan and the Mortgage Loan Seller is not aware of any fact that would reasonably lead the Mortgage Loan Seller to believe that any Mortgagor had committed fraud in connection with the origination of such Mortgage Loan.

(xxxvi)	As of the Cut-off Date, the Mortgagor has not notified the Mortgage Loan Seller, and the Mortgage Loan Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act.

(xxxvii)	The Mortgage Loan Seller has no knowledge of any toxic or hazardous substances affecting the Mortgaged Property or any violation of any local, state, or federal environmental law, rule, or regulation. The Mortgage Loan Seller has no knowledge of any pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule, or regulation is an issue.

(xxxviii)	As to any Additional Collateral Mortgage Loan, such Mortgage Loan is secured by a perfected first priority security interest in the related Additional Collateral.

(xxxix)	As to any Additional Collateral Mortgage Loan, the applicable pledge agreement is in place, is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors.

(xl)	With respect to each Cooperative Loan (i) there is no provision in the related proprietary lease which requires the related Mortgagor to offer for sale the shares owned by such Mortgagor first to the Cooperative Corporation for a price less than the outstanding amount of the Cooperative Loan, (ii) there is no prohibition in the related proprietary lease against pledging such shares or assigning the proprietary lease that has been violated in connection with the origination of the Cooperative Loan.

(xli)	With respect to each Cooperative Loan, as of the closing of such Cooperative Loan, the originator of the Cooperative Loan obtained evidence that, if the Cooperative Property is in a federally designated flood area, a flood insurance policy has been obtained in an amount equal to at least that required by applicable law, which insurance the Cooperative Corporation is obligated to maintain at the Cooperative Corporation's cost and expense.

(xlii)	With respect to each Cooperative Loan, as of the Closing Date, such Cooperative Loan is secured by shares held by a "tenant-stockholder" of a corporation that qualifies as a "cooperative housing corporation" as such terms are defined in Section 216(b)(1) of the Code and to the best of the Mortgage Loan Seller's knowledge, no Cooperative Corporation is subject to proceedings which would, if adversely determined, result in such Cooperative Corporation losing its status as a "cooperative housing corporation" under Section 216(b)(1) of the Code.

(xliii)	With respect to each Cooperative Loan, the related Mortgage and related UCC financing statement creates a first-priority security interest in the stock in the Cooperative Corporation and the related proprietary lease of the related Cooperative Unit which were pledged to secure such Cooperative Loan, and the Cooperative Corporation owns the Cooperative Corporation as an estate in fee simple in real property or pursuant to a leasehold acceptable to Fannie Mae.

EXHIBIT 5

CONTENTS OF MORTGAGE FILE FOR 1998-1 MORTGAGE LOANS

           (a)  the original Mortgage Note, endorsed to the order of Deutsche Bank National Trust Company, as trustee of Thornburg Mortgage Securities Trust 2003-2, without recourse, or in blank and showing an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the 2003-2 Trustee; or Lost Note Affidavits in lieu thereof;

           (b)  either (1) the original Mortgage with evidence of recording thereon, (2) a copy of the Mortgage certified as a true copy by the related originator, a third party seller, a title closer or a settlement agent or an attorney where the original Mortgage has been transmitted for recording until such time as the original or certified copy is returned by the public recording office or (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been retained by the public recording office or has been lost;

           (c)  a copy of an assignment of the Mortgage to the Trustee or in blank, in a form for recording or filing, as may be appropriate in the state where the property is located;

           (d)  a copy of each title insurance policy or, if such policy has not yet been issued, a commitment or binder therefor;

           (e)  originals of each intervening assignment with evidence of recording thereon showing a complete chain of title from the originator to the indenture trustee of the 1998-1 Trust (the "Indenture Trustee"), or if the original of any such intervening assignment is unavailable, a copy certified as a true copy by the related originator, a third party seller, a title closer or a settlement agent or an attorney until such time as the original or a copy certified by the public recording office is returned;

           (f)  originals of all assumptions and modification agreements, if any;

           (g)  with respect to each Mortgage Loan secured by Additional Collateral, the original assignment of the related pledge agreement concerning such Additional Collateral, together with a copy of such related pledge agreement; a copy of each related UCC-1 filing statement, and an original UCC-3 filing statement, where applicable, together with a copy of all applicable and executed notices of assignment; and an original assignment of all related servicing agreements, mortgages, guarantees and other documents executed and delivered to the Indenture Trustee in connection with such Additional Collateral; and

           (h)  with respect to each Cooperative Loan, the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and blank stock power and a copy of the original filed financing statement together with assignments to the Trustee in a form sufficient for filing;

           (i)  notwithstanding anything to the contrary contained in this Schedule K, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Indenture Trustee shall be deemed to have satisfied its obligations upon delivery to the Trustee of a true and correct copy of such Mortgage, such assignment or assignments of Mortgage, duly certified by the applicable recorder's office.

           (j)  notwithstanding anything to the contrary contained in this Schedule K, the Indenture Trustee shall retain possession, in its capacity as custodian under the Biparty Custodial Agreement dated June 26, 1997 between Deutsche Bank National Trust Company (formerly known as Bankers Trust Company of California N.A.) and Thornburg Mortgage, Inc. (formerly known as Thornburg Mortgage Asset Corporation), of the following Mortgage Loans:

Loan ID 600176445 600176617 600187987 600189588 600189632 600193817 600193951	Borrower Name Jorge Rodriguez John Tripp Lee McPeak Susan Jensen Steven Rogers Adolf Ebenstein Ian Gardner

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Public Certificates

                 Class                                    S&P                                  Moody's
______________________________________   ______________________________________   _____________________________
                Class A                                   AAA                                    Aaa
               Class M-1                                  AA                                     Aa2
               Class M-2                                   A                                     A2
               Class R-1                                  AAA                                    ---
               Class R-2                                  AAA                                    ---

Private Certificates

                 Class                                    S&P                                  Moody's
______________________________________   ______________________________________   _____________________________

               Class B-IO                                  NR                                     NR

          None of the above ratings has been lowered since the respective dates of such letters.

SCHEDULE B

MORTGAGE LOAN SCHEDULE

[PROVIDED UPON REQUEST]